February 26, 2018


Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read the Exhibit to Sub-Item 77K of Baillie Gifford
Funds' Form N-SAR dated February 28, 2018, and we agree with the statements made therein.


		Sincerely,




		BBD, LLP


cc:	Mr. Lindsay Cockburn
	Baillie Gifford Funds
	Calton Square, 1 Greenside Row
	Edinburgh EH1 3AN